Pricing Supplement No.15L  Dated January 14, 1998     Rule 424(b)(2)
(To Prospectus dated June 9, 1997 and             File No's. 33-64261
Prospectus Supplement dated June 12, 1997)             and   33-49965

THE CHASE MANHATTAN CORPORATION


[X]	Senior Medium -Term Notes, Series C  Due From Nine
	Months to Thirty Years from Date of Issue

[  ]	Subordinated Medium Term Notes , Series A Due From
	Nine Months to Thirty Years from Date of Issue

	Principal Amount: $20,000,000
	Issue Price: 100%
	Commission or Discount:$3,800.00
	Proceeds to Company:  $19,996,200.00
	Agent:BEAR STEARNS & CO.

	Agent's Capacity:  [X]     As agent    [ ]  As principal

	If as principal
		[ ]   The Notes are being offered at varying prices to
		        prevailing market prices at the time of sale

		[ ]   The Notes are being offered at a fixed initial public
		        offering price equal to the Issue Price (as a percentage of Principal Amount).

	Original Issue Date: JANUARY 20, 1998
	Stated Maturity:	   	JANUARY 20, 2000

	Form:  [X]   Book-entry [  ]   Certificated
	Currency:   U.S. Dollars

[ ]	Fixed Rate Note:


[X]Floating Rate Note:   CD[   ]   Commercial Paper Rate [   ]
			     Federal Fund Effective Rate [  ] CMT [ ]
			     LIBOR Telerate [X]  LIBOR Reuter [  ]
			     Treasury Rate [ ]     Prime Rate   [  ]

	Initial Interest Rate: 5.58766%

	Int.Determ.Dates :2 BUSINESS DAYS PRIOR TO INTEREST RESET DATES


	Interest Payment Dates:20TH OF JAN. APRIL, JULY & OCT.


	Index Maturity:3 MONTH LIBOR
	Spread (+/-):-1BP
 Spread Multiplier:
 Maximum Interest Rate:
	Minimum Interest Rate:
	Optional Redemption  :   Yes [ ]       No  [  ]